SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 14, 1998 (July 31,1998)


                        GRAY COMMUNICATIONS SYSTEMS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Georgia                 1-13796                 58-0285030
----------------------   ---------------------   ------------------------
   (State or other
   jurisdiction of         (Commission File           (IRS Employer
   incorporation)              Number)           Identification Number)


               126 N. Washington Street,
                       Albany, GA                     31701
          -------------------------------------   ---------------
            (Address of principal executive
                        offices)                    (Zip code)


                             (912) 888-9390
               --------------------------------------------
                (Registrant's telephone number, including
                               area code)





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On July 31, 1998, Gray Communications Systems, Inc. (the "Company") completed the purchase of all of the outstanding capital stock of Busse Broadcasting Corporation. The net purchase price was $112 million plus associated transaction costs. The purchase price includes the assumption of Busse's indebtedness, including its 11 5/8% Senior Secured Notes due 2000. Immediately prior to the Company's acquisition of Busse, Cosmos Broadcasting Corporation acquired WEAU-TV from Busse and exchanged it for WALB-TV, Gray's NBC affiliate in Albany, Georgia. In exchange for WALB-TV, the Company received WEAU-TV, which was valued at $66 million, and approximately $12 million in cash for a total value of $78 million. As a result of these transactions, Gray adds the following television stations to its existing broadcast group: KOLN-TV, the CBS affiliate serving the Lincoln-Hastings-Kearney, Nebraska market; its satellite station KGIN-TV, the CBS affiliate serving Grand Island, Nebraska; and WEAU-TV, an NBC affiliate serving the Eau Claire-La Crosse, Wisconsin market. These transactions also satisfy the Federal Communication Commission's requirement for the Company to divest itself of WALB-TV.

The Company funded the costs of this acquisition through a senior credit facility with NationsBank, N.A., KeyBank National Association, CIBC, Inc., CoreStates Bank, N.A. and the Bank of New York. The Company will pay Bull Run Corporation, an affiliate of the Company, a fee equal to 1% of the purchase price for services performed.

The terms of the transactions, including the consideration paid by the Company therefore, were determined in arms-length negotiations between the Company, Seller and the Purchaser.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Business Acquired.

It is impracticable for the Company to provide the required financial statements of the business acquired at this time. The required statements will be filed under separate cover of Form 8-K/A as soon as practical, but not later than October 14, 1998.

(b)   Pro Forma Financial Information.

It is impracticable for the Company to provide the required pro forma financial information at this time. The required statements will be filed under separate cover of Form 8-K/A as soon as practical, but not later than October 14, 1998.

(c)    Exhibits.

       None

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Gray Communications Systems, Inc.


                                    By: /s/Frederick J. Erickson
                                      --------------------------------
                                          Frederick J. Erickson
                                         CHIEF FINANCIAL OFFICER

Date:  August 14, 1998